                                                                      EXHIBIT 99

Cognigen Networks, Inc.                NEWS RELEASE

7001 Seaview Avenue, NW, Suite 210     For Immediate Release at 9:30AM /PDT

Seattle, WA 98117                      Tuesday, September 30, 2003

www.cognigen.com
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Cognigen Networks, Inc. Reports FY 2003 Financial Results:
Records Positive Net Income Compared to a Net Loss in FY 2002

SEATTLE,  September 30 /PRNewswire-First  Call/ -- Cognigen Networks,  Inc. (OTC
Bulletin  Board:  CGNW- news),  the Seattle based  internet-enabled  marketer of communications services,  reseller and facilities based carrier, today announced the audited  financial  results for the fiscal year ended June 30, 2003.  In its
Annual  Report on Form  10-KSB  filed  with the SEC,  Cognigen  reported  annual revenue of $10,916,272,  a decrease of just over 1% compared to FY 2002 when the
Company realized revenue of $11,075,261. Despite the slight loss in revenue, net income of $401,407 for FY 2003 was realized, marking an improvement over the net loss of ($388,776) recorded in FY 2002.

Cognigen's  CFO,  Gary L. Cook,  commented,  "Results  for the past  fiscal year reflect a notable  year to year  improvement  in net income,  notwithstanding  a reduction in revenue of $158,989  compared to the previous year.  While the lack of  revenue  growth is not  acceptable,  it was not  unexpected  in light of the strategic  transition  in our  business  profile and  delivery  of services  and products that was  undertaken  during the last three months of FY2003.  Cognigen has traditionally sold services and products as an agent for other providers. As a  reseller,  licensed  in  several  states,  the  Company  is now able to sell, self-brand,  bill and own the  accounts  for the  services  it  sells.  The most significant  impact of this  transition  is that by  billing  and  owning  these accounts,  we generate  approximately five times as much revenue compared to the commission revenue we earn by selling as an agent for other vendors."

Mr.  Cook,   continued,   "Cognigen's  operating  expenses  for  FY  2003,  were
$1,004,373,  a  reduction  of 8.8% when  compared  to FY 2002.  The  decrease in operating expenses at a rate greater than our decrease in revenue,  demonstrates the  commitment of our employees and managers to maximize  productivity,  and to exercise fiscal restraint.  On a year-to-year  basis, our FY 2003 net income per common share-diluted was $0.04 compared to a net loss of ($0.04) per share in FY
2002.  " Complete  financial  reports  for the  Cognigen  are  available  in the
Company's  Annual  Report  on Form  10-KSB  filed  with  the  SEC,  and are also accessible through Edgar-On-Line and other Internet services.

About Cognigen

Cognigen  Networks,  Inc. based in Seattle,  Washington,  offers a wide range of telecommunication  services  and related  technology  products via its Web site,
http://www.cognigen.com.    Cognigen's   robust   marketing   engine   harnesses
distribution  channels  featuring a prominent  Internet  presence,  a network of
independent  agents  and  several  affiliate  groups,   each  having  their  own
customized Web site. Cognigen's agent initiated sales as well as those generated directly off its main website are fulfilled via proprietary  software  utilizing the  Internet.  Cognigen  resells the services of industry  leaders such as AT&T
Wireless,  Sprint,  Verizon,  MCI,  CNM  Network,  Talk  America and  Speakeasy.
Cognigen operates a wholly owned  subsidiary,  Cognigen  Switching  Technologies
(CST), based in San Luis Obispo, California, and Cognigen Resale Division (CRD),
based in Seattle. CST is an FCC licensed international and interstate facilities based  carrier.  Cognigen is licensed or has applied for licensing as a reseller of long distance  telephone service in 47 states. CST is licensed as a CLEC in 3 states.  Additionally,  within this client base, CST currently  serves more than
50,000  proprietary  subscriber  accounts  with more than 100,000  users.  Since
September of 1999,  Cognigen has sold,  on behalf of its vendors and for its own account, services and products to approximately 750,000 customers worldwide.

The information herein contains forward-looking statements,  including,  without limitation,  statements relating to Cognigen Networks, Inc. and its wholly owned subsidiary,  Cognigen Switching Technologies, Inc. Although the Company believes
that  the  expectations   reflected  in  the   forward-looking   statements  are
reasonable,  no assurance can be given that such  expectations  will prove to be correct.  The  forward-looking  statements  involve risks and uncertainties that affect the Company's  business,  financial  condition and results of operations, including  without  limitation,  the  Company's  possible  inability  to  obtain additional financing,  lack of agent growth, the possible loss of key personnel, rate  changes,  fee policy or  application  changes,  technological  changes and increased competition. Many of these risks are beyond the Company's control. The
Company is not entitled to rely on the safe harbor  provisions of Section 27A of the  Securities  Act of 1933,  as  amended,  or  Section  2lE of the  Securities
Exchange Act of 1934, as amended, when making forward- looking statements.

Source:     Cognigen Networks, Inc.

Contact:    David L. Jackson
            Senior Vice President for Corporate and Public Affairs
            925-299-9122  voice
            925-299-9334 fax
            Jackson-d@ld.net

            or

            CTC / Investor Services
            206.320.8502 voice
            206.320.8420 fax